                                                                    Exhibit 10.8

================================================================================



                                CREDIT AGREEMENT

                           DATED AS OF MARCH 25, 1994

                                     AMONG


                            AIRTOUCH COMMUNICATIONS;


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                                   AS AGENT;


                              ABN AMRO BANK N.V.,
                              CITICORP USA, INC.,
                          THE BANK OF NOVA SCOTIA, AND
                           THE TORONTO-DOMINION BANK,
                                 AS CO-AGENTS;


                                      AND


                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

================================================================================

                               TABLE OF CONTENTS


Section                                                                    Page
                                      ARTICLE I
                                     DEFINITIONS  . . . . . . . . . . . .    1
                                     -----------

   1.01  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . .    1
   1.02  Other Interpretive Provisions  . . . . . . . . . . . . . . . . .   21
   1.03  Accounting Principles  . . . . . . . . . . . . . . . . . . . . .   22

                                      ARTICLE II
                                      THE CREDITS . . . . . . . . . . . .   22
                                      -----------

   2.01  Amounts and Terms of Commitments   . . . . . . . . . . . . . . .   22
   2.02  Loan Accounts; Notes   . . . . . . . . . . . . . . . . . . . . .   23
   2.03  Procedure for Borrowing  . . . . . . . . . . . . . . . . . . . .   23
   2.04  Conversion and Continuation Elections  . . . . . . . . . . . . .   24
   2.05  Voluntary Termination or Reduction of Commitments  . . . . . . .   26
   2.06  Optional Prepayments   . . . . . . . . . . . . . . . . . . . . .   26
   2.07  Mandatory Prepayments of Loans   . . . . . . . . . . . . . . . .   27
   2.08  Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
   2.09  Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
   2.10  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         (a)  Arrangement Fee . . . . . . . . . . . . . . . . . . . . . .   28
         (b)  Commitment Fees . . . . . . . . . . . . . . . . . . . . . .   28
         (c)  Agency Fee  . . . . . . . . . . . . . . . . . . . . . . . .   29
   2.11  Computation of Fees and Interest   . . . . . . . . . . . . . . .   29
   2.12  Payments by the Company  . . . . . . . . . . . . . . . . . . . .   29
   2.13  Payments by the Banks to the Agent   . . . . . . . . . . . . . .   30
   2.14  Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . .   31

                                     ARTICLE III
                                THE LETTER OF CREDIT  . . . . . . . . . .   32
                                --------------------

   3.01  The Letter of Credit Subfacility.  . . . . . . . . . . . . . . .   32
   3.02  Issuance or Extension of Letter of Credit  . . . . . . . . . . .   33
   3.03  Drawings and Reimbursements  . . . . . . . . . . . . . . . . . .   34
   3.04  Repayment of Participations  . . . . . . . . . . . . . . . . . .   36
   3.05  Role of the Agent as Paying Agent  . . . . . . . . . . . . . . .   37
   3.06  Obligations Absolute   . . . . . . . . . . . . . . . . . . . . .   38
   3.07  Cash Collateral Pledge . . . . . . . . . . . . . . . . . . . . .   39
   3.08  Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . .   39
   3.09  Uniform Customs and Practice . . . . . . . . . . . . . . . . . .   40

                                     ARTICLE IV
                       TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . .   41
                       --------------------------------------

   4.01  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
   4.02  Illegality   . . . . . . . . . . . . . . . . . . . . . . . . . .   42
   4.03  Increased Costs and Reduction of Return  . . . . . . . . . . . .   42

Section                                                                    Page
   4.04  Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . .   43
   4.05  Inability to Determine Rates   . . . . . . . . . . . . . . . . .   44
   4.06  Certificates of Banks  . . . . . . . . . . . . . . . . . . . . .   44
   4.07  Substitution of Banks  . . . . . . . . . . . . . . . . . . . . .   45
   4.08  Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

                                      ARTICLE V
                                CONDITIONS PRECEDENT  . . . . . . . . . .   45
                                --------------------

   5.01  Conditions of Initial Credit Extensions  . . . . . . . . . . . .   45
         (a)  Credit Agreement and Notes  . . . . . . . . . . . . . . . .   45
         (b)  Pledge Agreement  . . . . . . . . . . . . . . . . . . . . .   46
         (c)  Resolutions; Incumbency   . . . . . . . . . . . . . . . . .   46
         (d)  Organization Documents; Good Standing   . . . . . . . . . .   46
         (e)  Legal Opinions  . . . . . . . . . . . . . . . . . . . . . .   46
         (f)  Payment of Fees   . . . . . . . . . . . . . . . . . . . . .   46
         (g)  Certificate   . . . . . . . . . . . . . . . . . . . . . . .   46
         (h)  Separation Agreement  . . . . . . . . . . . . . . . . . . .   47
         (i)  Other Documents   . . . . . . . . . . . . . . . . . . . . .   47
   5.02  Conditions to All Credit Extensions  . . . . . . . . . . . . . .   47
         (a)  Notice, Application   . . . . . . . . . . . . . . . . . . .   47
         (b)  Continuation of Representations and Warranties  . . . . . .   47
         (c)  No Existing Default   . . . . . . . . . . . . . . . . . . .   47
         (d)  No Material Adverse Effect  . . . . . . . . . . . . . . . .   47
   5.03  Conditions to the Issuance of the Letter of Credit   . . . . . .   48

                                     ARTICLE VI
                           REPRESENTATIONS AND WARRANTIES   . . . . . . .   48
                           ------------------------------

   6.01  Corporate Existence and Power  . . . . . . . . . . . . . . . . .   48
   6.02  Corporate Authorization; No Contravention  . . . . . . . . . . .   48
   6.03  Governmental Authorization . . . . . . . . . . . . . . . . . . .   49
   6.04  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . .   49
   6.05  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
   6.06  No Default   . . . . . . . . . . . . . . . . . . . . . . . . . .   49
   6.07  ERISA Compliance   . . . . . . . . . . . . . . . . . . . . . . .   50
   6.08  Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . .   51
   6.09  Title to Properties  . . . . . . . . . . . . . . . . . . . . . .   51
   6.10  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
   6.11  Financial Condition  . . . . . . . . . . . . . . . . . . . . . .   51
   6.12  Environmental Matters  . . . . . . . . . . . . . . . . . . . . .   52
   6.13  Regulated Entities   . . . . . . . . . . . . . . . . . . . . . .   52
   6.14  Copyrights, Patents, Trademarks and Licenses, etc.   . . . . . .   52
   6.15  Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . .   52
   6.16  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
   6.17  Solvency   . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
   6.18  Collateral Documents   . . . . . . . . . . . . . . . . . . . . .   53
   6.19  Separation Agreement   . . . . . . . . . . . . . . . . . . . . .   53
   6.20  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .   53

Section                                                                    Page
                                     ARTICLE VII
                               AFFIRMATIVE COVENANTS  . . . . . . . . . .   54
                               ---------------------

   7.01  Financial Statements   . . . . . . . . . . . . . . . . . . . . .   54
   7.02  Certificates; Other Information  . . . . . . . . . . . . . . . .   55
   7.03  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
   7.04  Preservation of Corporate Existence, Etc   . . . . . . . . . . .   56
   7.05  Maintenance of Property  . . . . . . . . . . . . . . . . . . . .   57
   7.06  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
   7.07  Payment of Obligations   . . . . . . . . . . . . . . . . . . . .   57
   7.08  Compliance with Laws   . . . . . . . . . . . . . . . . . . . . .   57
   7.09  Inspection of Property and Books and Records   . . . . . . . . .   57
   7.10  Environmental Laws   . . . . . . . . . . . . . . . . . . . . . .   58
   7.11  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .   58
   7.12  Notice of Rating Change  . . . . . . . . . . . . . . . . . . . .   58
   7.13  Further Assurances   . . . . . . . . . . . . . . . . . . . . . .   58

                                    ARTICLE VIII
                                 NEGATIVE COVENANTS   . . . . . . . . . .   59
                                 ------------------

   8.01  Disposition of Assets  . . . . . . . . . . . . . . . . . . . . .   59
   8.02  Consolidations and Mergers   . . . . . . . . . . . . . . . . . .   59
   8.03  Uninvited Acquisitions   . . . . . . . . . . . . . . . . . . . .   60
   8.04  Limitation on Indebtedness and Contingent Obligations  . . . . .   60
   8.05  Transactions with Affiliates . . . . . . . . . . . . . . . . . .   60
   8.06  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .   60
   8.07  Use of Proceeds - Ineligible Securities  . . . . . . . . . . . .   60
   8.08  Joint Ventures   . . . . . . . . . . . . . . . . . . . . . . . .   61
   8.09  Consolidated Net Worth   . . . . . . . . . . . . . . . . . . . .   61
   8.10  Consolidated Leverage Ratio  . . . . . . . . . . . . . . . . . .   61
   8.11  Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . .   61
   8.12  Change in Business   . . . . . . . . . . . . . . . . . . . . . .   61
   8.13  Accounting Changes   . . . . . . . . . . . . . . . . . . . . . .   61
   8.14  Separation Agreement   . . . . . . . . . . . . . . . . . . . . .   61

                                     ARTICLE IX
                                  EVENTS OF DEFAULT . . . . . . . . . . .   62
                                  -----------------

   9.01  Event of Default . . . . . . . . . . . . . . . . . . . . . . . .   62
         (a)  Non-Payment . . . . . . . . . . . . . . . . . . . . . . . .   62
         (b)  Representation or Warranty  . . . . . . . . . . . . . . . .   62
         (c)  Specific Defaults   . . . . . . . . . . . . . . . . . . . .   62
         (d)  Other Defaults  . . . . . . . . . . . . . . . . . . . . . .   62
         (e)  Cross-Acceleration  . . . . . . . . . . . . . . . . . . . .   62
         (f)  Insolvency; Voluntary Proceedings   . . . . . . . . . . . .   63
         (g)  Involuntary Proceedings   . . . . . . . . . . . . . . . . .   63
         (h)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         (i)  Monetary Judgments  . . . . . . . . . . . . . . . . . . . .   63
         (j)  Non-Monetary Judgments  . . . . . . . . . . . . . . . . . .   64

Section                                                                    Page
         (k)  Change of Control   . . . . . . . . . . . . . . . . . . . .   64
         (l)  Loss of Licenses  . . . . . . . . . . . . . . . . . . . . .   64
   9.02  Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
   9.03  Rights Not Exclusive   . . . . . . . . . . . . . . . . . . . . .   65

                                      ARTICLE X
                                      THE AGENT . . . . . . . . . . . . .   65
                                      ---------

   10.01  Appointment and Authorization   . . . . . . . . . . . . . . . .   65
   10.02  Delegation of Duties  . . . . . . . . . . . . . . . . . . . . .   66
   10.03  Liability of Agent  . . . . . . . . . . . . . . . . . . . . . .   66
   10.04  Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . .   66
   10.05  Notice of Default   . . . . . . . . . . . . . . . . . . . . . .   67
   10.06  Credit Decision   . . . . . . . . . . . . . . . . . . . . . . .   67
   10.07  Indemnification   . . . . . . . . . . . . . . . . . . . . . . .   68
   10.08  Agent in Individual Capacity  . . . . . . . . . . . . . . . . .   68
   10.09  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . .   69
   10.10  Withholding Tax   . . . . . . . . . . . . . . . . . . . . . . .   69
   10.11  Collateral Matters  . . . . . . . . . . . . . . . . . . . . . .   71
   10.12  Co-Agents; Lead Managers  . . . . . . . . . . . . . . . . . . .   72

                                     ARTICLE XI
                                    MISCELLANEOUS . . . . . . . . . . . .   72
                                    -------------

   11.01  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . .   72
   11.02  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
   11.03  No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . .   74
   11.04  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . .   74
   11.05  Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . .   74
   11.06  Payments Set Aside  . . . . . . . . . . . . . . . . . . . . . .   75
   11.07  Successors and Assigns  . . . . . . . . . . . . . . . . . . . .   75
   11.08  Assignments, Participations, etc.   . . . . . . . . . . . . . .   75
   11.09  Set-off   . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
   11.10  Notification of Addresses, Lending Offices, Etc.  . . . . . . .   79
   11.11  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .   79
   11.12  Severability  . . . . . . . . . . . . . . . . . . . . . . . . .   79
   11.13  No Third Parties Benefited  . . . . . . . . . . . . . . . . . .   79
   11.14  Governing Law and Jurisdiction  . . . . . . . . . . . . . . . .   79
   11.15  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . .   80
   11.16  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .   80

Section                                                                         Page
   SCHEDULES

   Schedule 6.05  Litigation
   Schedule 6.07  ERISA
   Schedule 6.11  Permitted Liabilities
   Schedule 6.12  Environmental Matters
   Schedule 6.15  Subsidiaries; Minority Interests; Material Subsidiaries
   Schedule 6.16  Insurance Matters


   EXHIBITS

   Exhibit A      Form of Notice of Borrowing
   Exhibit B      Form of Notice of Conversion/Continuation
   Exhibit C      Form of Compliance Certificate
   Exhibit D      Form of Legal Opinions
                  Exhibit D-1A  Form of Opinion of Company's Internal Counsel
                  Exhibit D-1B  Form of Opinion of Pillsbury Madison & Sutro
                  Exhibit D-2A  Form of Letter of Credit Enforceability Opinion
                  Exhibit D-2B  Form of Opinion to be Given by Counsel to Each
                                Issuing Bank
   Exhibit E      Form of Assignment and Acceptance
   Exhibit F      Form of Pledge and Security Agreement
   Exhibit G      Form of L/C Application
   Exhibit H      Form of the Letter of Credit
   Exhibit I      Form of Note
   Exhibit J      Form of L/C Amendment Application

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of March 25, 1994, among AirTouch Communications, a California corporation (the "Company"); the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"); Bank of America National Trust and Savings Association, as agent for the Banks; and ABN AMRO Bank N.V., Citicorp USA, Inc., The Bank of Nova Scotia and The Toronto-Dominion Bank, as co-agents.

         WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility with a letter of credit subfacility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                 "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the Company, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Company) provided that the Company or the Company's Subsidiary is the surviving entity.

                 "Affected Bank" has the meaning specified in Section 4.07.

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent.

                 "Agent-Related Persons" means BofA, in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.09, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                 "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify.

                 "Agreement" means this Credit Agreement.

                 "Applicable Margin" means, on any date and with respect to each Revolving Loan (subject to clauses (i) through (iii) of the definition of "Applicable Rating Level"), the applicable margin set forth below based on the Type of Revolving Loan and the Applicable Rating Level on such date:

          Applicable
         Rating Level       Offshore Rate Loans      Base Rate Loans
         ------------       -------------------      ---------------
         Level I                  0.3500%                0.0000%
         Level II                 0.3750%                0.0000%
         Level III                0.4000%                0.0000%
         Level IV                 0.5500%                0.0000%
         Level V                  0.7500%                0.0000%

                 "Applicable Rating Level" shall mean and be determined by the ratings issued (either expressly or pursuant to a letter from such Rating Agency stating an "implied" rating) from time to time by S&P and Moody's (or S&P or Moody's, if ratings shall be available from only one of such Rating Agencies) as applicable to the Company's long-term, senior unsecured debt; provided that, for determining whether the Applicable Rating Level falls within any of Levels I through IV, as long as the applicable rating of the Company is at least equal to one of the ratings set forth opposite any such level, that level corresponding to the highest applicable rating shall apply, in accordance with the following:

                                  S&P                         Moody's
                                  ---                         -------
         Level I                   A-                           A3
         Level II                 BBB+                         Baa1
         Level III                BBB                          Baa2
         Level IV                 BBB-                         Baa3
         Level V        Below BBB- or Not Rated      Below Baa3 or Not Rated

                  For purposes of the foregoing, (i) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day which is five Business Days after the Agent receives notice of such change (such fifth Business Day, a "Change Day"), and any change in the Applicable Margin or percentage used in calculating fees due hereunder shall take effect commencing on such Change Day and ending on the date immediately preceding the next Change Day (provided, however, that the Applicable Margin on any Offshore Rate Loan outstanding at the time of such Change Day shall not change until the expiration of the Interest Period then in effect with respect to such Offshore Rate Loan); (ii) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments cancelled, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the most recent Applicable Rating Level in effect shall apply; and (iii) upon the occurrence of and during the existence of an Event of Default, notwithstanding the foregoing to the contrary (but subject to subsection 2.09(c)), the Applicable Rating Level shall be deemed to be Level V.

                 "Arranger" means BA Securities, Inc., a wholly-owned subsidiary of BankAmerica Corporation.

                 "Assignee" has the meaning specified in subsection 11.08(a).

                 "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                 "Authorized Company Employees" means employees of the Company designated in writing to the Agent as such from time to time by the chief financial officer of the Company, and as to whom the Company has provided to the Agent a certificate of the Secretary or Assistant Secretary of the Company certifying each of their names and true signatures and certifying that the Board of Directors of the Company has delegated such authority to the chief financial officer of the Company.

                 "Bank" has the meaning specified in the introductory clause hereto.

                 "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                 "Base Rate" means, for any day, the higher of:

                       (a) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.); and

                       (b)  0.50% per annum above the latest Federal Funds Rate.

                 Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                 "Base Rate Loan" means a Revolving Loan, or an L/C Advance, that bears interest based on the Base Rate.

                 "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                 "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Banks under Article II.

                 "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent and the Banks, as collateral for the L/C Obligations, cash or deposit account balances, or U.S. Government Securities, pursuant to the Pledge Agreement. Derivatives of such term shall have corresponding meaning.

                 "Change of Control" means the occurrence, after the date of this Agreement, of any of the following: (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of the Company ceasing for any reason to constitute a majority of the Board of Directors of the Company unless the Persons replacing such individuals were nominated by the Board of Directors of the Company; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors.

                 "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks.

                 "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                 "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company and its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Banks, or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such Person and delivered to the Agent or the Banks.

                 "Collateral Documents" means, collectively, (i) the Pledge Agreement, the Custodial Agreement contemplated thereunder, and all other security agreements and other similar agreements between the Company and the Banks or the Agent for its benefit and the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company as debtor in favor of the Banks or the Agent for its benefit and the benefit of the Banks as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                 "Commitment", as to each Bank, has the meaning specified in
         Section 2.01.

                 "Commitment Percentage" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                 "Company" has the meaning specified in the introductory clause hereto.

                 "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                 "Consolidated Net Interest Expense" means, for any period, gross consolidated interest expense for that period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company and its Subsidiaries, less interest income for that period; all as determined in accordance with GAAP.

                 "Consolidated Net Worth" means, as of the date of determination, the consolidated shareholders' equity of the Company and its Subsidiaries, as determined in accordance with GAAP.

                 "Contingent Obligation" means, as to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iii) in respect of any Swap Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iii) of this definition, be marked to market on a current basis.

                 "Conversion/Continuation Date" means any date on which, under
         Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods maturing on such date.


                 "Credit Extension" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of the Letter of Credit hereunder.

                 "Custodial Agreement" has the meaning specified in the Pledge Agreement.

                 "Custodian" has the meaning specified in the Pledge Agreement.

                 "Default" means any event or circumstance which, with the giving of the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                 "Dollars", "dollars" and "$" each mean lawful money of the United States.

                 "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the net income (or net loss) for such period plus (b) all amounts treated as expenses for depreciation, interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); each of the foregoing as determined in accordance with GAAP, provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

                 "Effective Amount" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to the Issuance of the Letter of Credit if occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including changes resulting from any reimbursements of outstanding unpaid drawings under the Letter of Credit on such date or any reductions in the maximum amount available for drawing under the Letter of Credit taking effect on such date.

                 "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000 and a long-term deposit rating of A or better by S&P (an "A Rating");
         (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States and has an A Rating; and (iii) a Person that is primarily engaged in the business of commercial banking and has an A Rating and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

                 "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, injury to the environment, or for release of any substance which is regulated by, or which may form the basis of liability under, any Environmental Law.

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, regulations promulgated thereunder.

                 "ERISA Affiliate" has the meaning specified in subsection 6.07(e).

                 "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
         Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
         Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA;
         (d) a failure by the Company to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

                 "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

                 "Event of Default" means any of the events or circumstances specified in Section 9.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                 "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                 "Fee Letters" means those letter agreements referenced in
         Section 2.10 relating to payment of certain fees and other amounts.

                 "FRB" means the Board of Governors of the Federal
         Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Guaranty Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case (a), (b), (c) or (d), including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

                 "Honor Date" has the meaning specified in subsection 3.03(c).

                 "Honoring Bank" has the meaning specified in subsection
         3.03(d).

                 "Indebtedness" of any Person means, without duplication,
         (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                 "Indemnified Liabilities" has the meaning specified in Section 11.05.

                 "Indemnified Person" has the meaning specified in Section
         11.05.

                 "Independent Auditor" has the meaning specified in subsection 7.01(a).

                 "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                 "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period is also an Interest Payment Date.

                 "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Business Day the Loan is disbursed or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                       (i) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                       (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                       (iii) no Interest Period for any Revolving Loan shall extend beyond March 24, 1997.

                 "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

                 "Issuance Date" has the meaning specified in subsection
         3.01(a).

                 "Issue" means to issue the Letter of Credit, or to amend the Letter of Credit solely to extend the expiry date thereof to a date no later than the Revolving Termination Date; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                 "Joint Venture" means a partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                 "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Commitment Percentage.

                 "L/C Amendment Application" means an application for the amendment of the Letter of Credit in substantially the form of Exhibit J.

                 "L/C Application" means an application for the Issuance of the Letter of Credit in substantially the form of Exhibit G.

                 "L/C Borrowing" means an extension of credit resulting from a drawing under the Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

                 "L/C Commitment" means the non-revolving commitment of the Banks to Issue, severally in accordance with their respective Commitment Percentages, the Letter of Credit under Article III, in an aggregate amount not to exceed $600,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to
         Section 2.05; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

                 "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of the Letter of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under the Letter of Credit which have not been converted into Revolving Loans under subsection 3.03(d), including all outstanding L/C Borrowings.

                 "L/C Outstanding Amount" has the meaning specified in Section 3.08.

                 "L/C-Related Documents" means the Letter of Credit, the L/C Application, the L/C Amendment Applications, and any other document relating to the Letter of Credit.

                 "Lending Office" means, as to any Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, beneath its name on the applicable signature page hereto, or such other office or offices as the Bank may from time to time notify the Company and the Agent.

                 "Letter of Credit" means the standby letter of credit in the form of Exhibit H Issued by the Banks pursuant to Article III.

                 "Letter of Credit Paying Office" means, as to any Bank, the office of the Bank specified as its "Letter of Credit Paying Office" beneath its name on the applicable signature page hereto, or such other office or offices as the Bank may from time to time notify the Company and the Agent.

                 "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease.

                 "Loan" means an extension of credit by a Bank to the Company under Article II or Article III in the form of a Revolving Loan or L/C Advance.

                 "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the Fee Letters, the L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                 "Market Value" has the meaning specified in the Pledge
         Agreement.

                 "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan

         Document and avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

                 "Material Subsidiary" means, at any time, any Subsidiary having at such time total assets, as of the last day of the preceding fiscal quarter, having a book value in excess of 10% of Consolidated Net Worth, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01.

                 "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

                 "Net Consolidated Funded Debt" means, as of the date of determination, (a) all consolidated Indebtedness of the types described in clauses (a), (c), (d) and (f) of the definition of the term "Indebtedness" of the Company and its consolidated Subsidiaries, determined in accordance with GAAP, including the Revolving Loans and L/C Advances plus (b), without duplication of any amounts included in clause (a) of this definition, all Guaranty Obligations of the Company and its consolidated Subsidiaries and all Contingent Obligations of the Company and its consolidated Subsidiaries with respect to financial standby letters of credit (including the Letter of Credit, if Issued hereunder), less (b) the Qualifying Collateral.

                 "Non-Honoring Bank" has the meaning specified in subsection 3.03(d).

                 "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of
         Exhibit I.

                 "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                 "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                 "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                 "OECD" means the Organization for Economic Cooperation and Development.

                 "Offshore Rate" means, for any Interest Period with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) determined by the Agent as follows:

         Offshore Rate =                  IBOR
                         ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

         Where,

                 "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

                 "IBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest whole multiple of 1/100th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Revolving Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered by its applicable Lending Office to major banks in the offshore dollar interbank market at their request at approximately 10:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                       The Offshore Rate shall be adjusted automatically as to
                 all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                 "Offshore Rate Loan" means a Revolving Loan that bears interest based on the Offshore Rate.

                 "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                 "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Participant" has the meaning specified in subsection 11.08(d).

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                 "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors or maintains or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                        "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                 "Pledge Agreement" means a Pledge and Security Agreement in the form of Exhibit F.

                 "Qualifying Collateral" means Collateral as to which a first priority Lien, subject to no other Liens, exists in favor of the Agent for the benefit of the Banks pursuant to the Pledge Agreement and the Custodial Agreement contemplated thereby, and of a type as to which the Company has furnished an opinion addressed to the Agent and the Banks in form and substance satisfactory to the Agent and the Required Banks of Pillsbury Madison & Sutro or other counsel satisfactory to the Agent and the Required Banks opining that a perfected Lien exists or will exist in favor of the Agent for the benefit of the Banks, and consisting of (i) cash held in a segregated deposit account with Agent or with the Custodian contemplated under the Custodial Agreement, (ii) securities issued or guaranteed by the United States Government or its agencies, or the central government of an OECD country, (iii) securities issued or guaranteed by United States Government-sponsored agencies, or (iv) securities issued by official multilateral lending institutions or regional development institutions in which the United States Government is a shareholder or contributing member; provided, that if the Company proposes to pledge Collateral which consists of securities guaranteed by the United States Government or its agencies or issued or guaranteed by the central government of an OECD Country, or of the type described in clause (iii) or (iv) above, such Collateral shall not constitute Qualifying Collateral unless and until the Company has furnished to the Agent, with sufficient copies for each Bank, a certificate of the Company signed by a Responsible Officer to the effect that such Collateral constitutes Collateral of such type and such other evidence, certificates or opinions as the Agent may, at the request of any Bank, reasonably request; and provided, further, that if any Bank shall have notified the Agent that under any Capital Adequacy Regulation then in effect with respect to such Bank, assets secured by such Collateral do not have a risk category with a risk weight of 20% or less, such Collateral shall not be Qualifying Collateral as to that Bank, and the provisions of subsection 4.03(b) shall apply to such Bank.

                 "Rating Agency" means either of S&P or Moody's.

                 "Reconciliation Statement" means a written statement of the Company, signed by a Responsible Officer, in form and substance satisfactory to the Agent reconciling the effect of changes in GAAP as contemplated or permitted by subsection 1.03(b).

                 "Reference Banks" means BofA, Citibank, N.A. and The Bank of Nova Scotia.

                 "Replacement Bank" has the meaning specified in Section 4.07.

                 "Reportable Event" means, any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Required Banks" means at any time Banks then holding at least 60% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 60% of the Commitments.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the

         Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the chief executive officer, the president, or the chief financial officer of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                 "Revolving Loan" has the meaning specified in Section 2.01, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Revolving Loan).

                 "Revolving Termination Date" means the earlier to occur of:

                       (a)  March 24, 1997; and

                       (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                 "S&P" means Standard & Poor's Corporation and any successor thereto that is a nationally-recognized rating agency.


                 "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                 "Separation" has the meaning assigned to it in the Separation Agreement.

                 "Separation Agreement" means that certain Separation Agreement between Pacific Telesis Group and PacTel Corporation, now known as AirTouch Communications, effective October 7, 1993.

                 "Separation Date" has the meaning assigned to it in the Separation Agreement.

                 "Solvent" means as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such

         Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                 "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                 "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                 "Swap Contracts" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices.

                 "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                 "Type" has the meaning specified in the definition of "Revolving Loan."

                 "UCP" has the meaning specified in Section 3.09.

                 "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "United States" and "U.S." each means the United States of America.

                 "U.S. Government Securities" means securities issued or guaranteed by the United States Government or its agencies.

         1.02  Other Interpretive Provisions.

                 (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                 (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                       (ii) The term "including" is not limiting and means "including without limitation."

                       (iii) The term "pro rata" means ratably in accordance with the respective Commitment Percentages.

                       (iv) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                 (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                 (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.03  Accounting Principles.

                 (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                 (b) If any mandatory change in GAAP occurs or takes effect after the Closing Date, and such change or imposition would result in a change in any quantity reported to the Banks hereunder which provides the basis for any covenant, performance obligation or standard of measure used in this Agreement, then all covenants, performance obligations and standards of performance shall be calculated without giving effect to such change in GAAP. At the time of any such change, the Company shall furnish to the Agent, with sufficient copies for each Bank, a statement of the Company's Independent Auditor that it concurs with such change and a Reconciliation Statement, and following such change, the Company shall furnish the Agent, with sufficient copies for each Bank, with Reconciliation Statements (i) with each financial statement furnished thereafter under this Agreement, and (ii) with each certificate or other data or information furnished by the Company under this Agreement to show the Company's compliance with all applicable covenants, performance obligations and performance standards hereunder.

                 (c) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   ARTICLE II

                                  THE CREDITS

         2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite the Bank's name on the applicable signature page hereto (such amount, as the same may be reduced under Section 2.05 or increased or reduced as a result of one or more assignments under Section 11.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations shall not at any time exceed the combined Commitments; and provided further, that (i) the Effective Amount of the Revolving Loans of any Bank plus (ii) the Commitment Percentage of such Bank times the Effective
Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

         2.02  Loan Accounts; Notes.

                 (a) The Loans made by each Bank and each Bank's share of the Letter of Credit shall be evidenced by one or more accounts or records maintained by such Bank in the ordinary course of business. The accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the Letter of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder.

                 (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

         2.03  Procedure for Borrowing.

                 (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable notice (including notice by a telephone call from an Authorized Company Employee confirmed immediately by written notice by facsimile machine) delivered to the Agent in the form of a Notice of Borrowing signed by an Authorized Company Employee, which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                                   (A)  the amount of the Borrowing, which,
                 except in the case of a Borrowing of Base Rate Loans under subsection 3.03(c), shall be in an aggregate minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof;

                                   (B)  the requested Borrowing Date, which
                 shall be a Business Day;

                                   (C)  the Type of Loans comprising the
                 Borrowing; and

                                   (D)  the duration of the Interest Period
                 applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

                 (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing, of the amount of such Bank's Commitment Percentage of that Borrowing, and of the interest rate applicable to such Borrowing.

                 (c) Each Bank will make the amount of its Commitment Percentage of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 12:00 noon (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                 (d) After giving effect to any Borrowing, there may not be more than ten different Interest Periods in effect.

         2.04  Conversion and Continuation Elections.

                 (a) The Company may, upon irrevocable notice (including notice by a telephone call from an Authorized Company Employee confirmed immediately by written notice by facsimile machine) to the Agent:

                       (i) elect, on any Business Day, in the case of Base Rate Loans, or on the last day of the applicable Interest Period, in the case of any other Type of Revolving

         Loans, to convert any such Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                       (ii) elect to renew on the last day of the applicable Interest Period any Revolving Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                 (b) The Company shall deliver a Notice of Conversion/- Continuation signed by an Authorized Company Employee (including notice by a telephone call from an Authorized Company Employee confirmed immediately by written notice by facsimile machine) to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                                   (A) the proposed Conversion/Continuation
                 Date;

                                   (B) the aggregate amount of Loans to be
                 converted or renewed;

                                   (C) the Type of Loans resulting from the
                 proposed conversion or continuation; and

                                   (D) other than in the case of conversions
                 into Base Rate Loans, the duration of the requested Interest Period.

                 (c) If the Company has failed, on or before 9:00 a.m. (San Francisco time) three Business Days in advance of the expiration of any Interest Period applicable to Offshore Rate Loans, to select a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed, subject to subsection 2.04(e), to have elected to continue or convert such Offshore Rate Loans into Offshore Rate Loans with a three-month Interest Period, effective as of the expiration date of such Interest Period.

                 (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation and of the applicable interest rate or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                 (e) Unless the Required Banks otherwise agree, (i) during the existence of a Default or Event of Default other than one described in subsection 9.01(a), the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan with an Interest Period which is longer than three months, and (ii) during the existence of a Default or Event of Default described in subsection 9.01(a), the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan, and, at the expiration of the applicable Interest Period, the Company shall be deemed to have elected to convert any Offshore Rate Loans into Base Rate Loans, subject to subsection 2.09(c).

                 (f) After giving effect to any conversion or continuation of Loans, there may not be more than ten different Interest Periods in effect.

         2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, permanently terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $5,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations together would exceed the amount of the combined Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied pro rata to each Bank's Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination. The Agent will promptly notify each Bank of its receipt of a notice from the Company under this Section 2.05 and of such Bank's Commitment Percentage of such termination or reduction.

         2.06 Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to the Agent, ratably prepay Loans in whole or in part, in minimum amounts of $10,000,000 or any multiple of $1,000,000 in excess thereof.

Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Commitment Percentage of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

       2.07 Mandatory Prepayments of Loans. If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letter of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letter of Credit over the L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

       2.08 Repayment. The Company shall repay to the Banks in full on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date.

       2.09  Interest.

             (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

             (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

             (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%.

             (d) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

       2.10  Fees.  In addition to certain fees described in Section 3.08:

             (a) Arrangement Fee. The Company shall pay to the Arranger for the Arranger's own account an arrangement fee as required by the letter agreement between the Company and the Arranger dated February 9, 1994.

             (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter (or longer or shorter period as provided in this subsection) based upon the daily utilization for that quarter (or longer or shorter period) as calculated by the Agent, equal to the percent per annum set forth below opposite the Applicable Rating Level times such Bank's average daily unused Commitment.

                   Applicable
                  Rating Level           Commitment Fee
                  ------------           --------------
                    Level I                 0.10000%
                    Level II                0.12500%
                    Level III               0.15000%
                    Level IV                0.18750%
                    Level V                 0.22500%

For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving

Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on June 30, 1994 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times from and after the Closing Date, including at any time during which one or more conditions in Article V are not met.

             (c) Agency Fee. The Company shall pay to the Agent for the Agent's own account an agency fee in the amount and at the times set forth in a letter agreement between the Company and the Agent dated February 9, 1994.

       2.11  Computation of Fees and Interest.

             (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

             (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

             (c) If any Reference Bank's Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever any Reference Bank ceases to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and the Offshore Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks.

             (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Bank(s).

       2.12  Payments by the Company.

             (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 12:00 noon (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its pro rata share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 12:00 noon (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

             (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

             (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

       2.13  Payments by the Banks to the Agent.

             (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing in the case of any Borrowing of Offshore Rate Loans, or no later than 11:00 a.m. (San Francisco time) on the date of such Borrowing, in the case of any Borrowing of Base Rate Loans, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Commitment Percentage of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing

Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

             (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

       2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any non-pro rata payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                  ARTICLE III

                              THE LETTER OF CREDIT

       3.01  The Letter of Credit Subfacility.

             (a) On the terms and conditions set forth herein, each Bank severally agrees, (i) to issue the Letter of Credit for the account of the Company, in accordance with subsection 3.02(a), and to amend the Letter of Credit solely to extend the expiry date thereof to a date no later than the Revolving Termination Date, in accordance with subsection 3.02(b), and (ii) to honor drafts under and in compliance with the Letter of Credit; provided, that the Banks shall not be obligated to Issue the Letter of Credit if as of the date of Issuance of the Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the combined Commitments, (2) the Commitment Percentage of any Bank times the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. The L/C Commitment of each Bank is not revolving, and once the Letter of Credit is Issued, the Banks shall have no obligation to issue any other letters of credit hereunder. The Letter of Credit is several, not joint, and each Bank shall be liable to the beneficiary under the Letter of Credit with respect to any draw thereunder solely in an amount equal to such Bank's Commitment Percentage times the amount of such draw, provided that no Bank shall be required under any circumstance to pay to the beneficiary under the Letter of Credit an amount greater than the amount of such Bank's Commitment.

             (b) No Bank shall be under any obligation to Issue the Letter of Credit if:

                      (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Bank from Issuing the Letter of Credit, or any Requirement of Law applicable to the Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank shall prohibit, or request that the Bank refrain from, the issuance of letters of credit generally or the Issuance of the Letter of Credit in particular or shall impose upon the Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Bank is not otherwise compensated hereunder) not in effect on the Closing Date;

                      (ii) the Bank has received written notice from the Agent or the Company or otherwise has knowledge, on or prior to the Business Day prior to the requested date of

       Issuance of the Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied; or

                      (iii) the expiry date of the Letter of Credit is after the Revolving Termination Date.

       3.02  Issuance or Extension of Letter of Credit.

             (a) The Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Agent at least five Business Days prior to the proposed Issuance Date. Such request for issuance of the Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application. The Agent shall promptly give notice to each Bank of such written request received by the Agent from the Company for issuance of the Letter of Credit. Subject to the receipt of such notice, each Bank shall severally issue the Letter of Credit by delivering to the Agent (i) such Bank's counterpart signature page to the Letter of Credit, and (ii) an opinion or opinions of counsel to each Bank and addressed to the beneficiary of the Letter of Credit, substantially in the form of Exhibit D-2B, not later than 12:00 noon, San Francisco time, on the proposed Issuance Date. Upon receipt by the Agent of the counterpart signature pages of each Bank and such legal opinions, the Agent will request that counsel to the Agent issue the legal opinion addressed to the beneficiary of the Letter of Credit, substantially in the form of Exhibit D-2A, and the Agent will promptly deliver the Letter of Credit and such legal opinions to the beneficiary thereof.

             (b) From time to time while the Letter of Credit is outstanding and prior to the Revolving Termination Date, the Banks will, upon the irrevocable written request of the Company received by the Agent at least five Business Days prior to the proposed date of amendment, severally amend the Letter of Credit solely to extend the expiry date thereof to a date no later than the Revolving Termination Date. Each such request for amendment of the Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application. The Agent shall promptly give notice to each Bank of such written request received by the Agent from the Company for amendment of the Letter of Credit. No Bank shall be under any obligation to amend the Letter of Credit if: (A) the Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit. Subject to the foregoing, and to the receipt of such notice from the Agent, each Bank shall severally issue the amendment to the Letter of Credit by delivering to the Agent such Bank's counterpart signature page to the amendment to the Letter of Credit not later than 12:00 noon, San Francisco time, on the proposed date of amendment. Upon receipt by the Agent of such counterpart signature pages of each Bank, the Agent will promptly deliver the amendment to the Letter of Credit to the beneficiary thereof.

             (c) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than the Letter of Credit).

       3.03  Drawings and Reimbursements.

             (a) In the event of any request for a drawing under the Letter of Credit by the beneficiary thereof, the Agent will promptly notify the Company and each Bank. The Agent will promptly transmit, by facsimile (confirmed promptly by telephonic notice) followed by overnight express mailing with all charges prepaid, to each Bank at its Letter of Credit Paying Office, or other office or offices as designated by such Bank, copies of all drafts and documents presented by the beneficiary under the Letter of Credit, and will notify each Bank of the date payment is to be made to the beneficiary thereof as a result of such drawing under the Letter of Credit (such date determined in accordance with the terms of the Letter of Credit). Each Bank shall notify the Agent, not later than 11:00 a.m. (San Francisco time) on the date payment is to be made to the beneficiary thereof as a result of such drawing under the Letter of Credit, that (i) such Bank has determined that it will make payment under the Letter of Credit, or (ii) such Bank has determined that it will not make payment under the Letter of Credit, and give the reasons for such determination. In the event the Agent receives notice from a Bank under clause
(ii) of this subsection, the Agent shall as soon as practicable notify the beneficiary and the Company of the determination of such Bank and the reasons given by such Bank therefor.

             (b) Each Bank shall make available to the Agent, not later than 12:00 noon (San Francisco time) on the date on which payment is to be made to the beneficiary as a result of a drawing under the Letter of Credit, (i) such Bank's Commitment Percentage, times (ii) the amount of the drawing made by such beneficiary. The Agent shall then promptly disburse to such beneficiary all amounts so received from the Banks.

             (c) The Company shall reimburse the Agent, for the account of each Bank, prior to 1:00 p.m. (San Francisco time), on each date that any amount is paid by such Bank under the Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by such Bank. In the event that more than one Bank makes a payment under the Letter of Credit on the Honor Date, any reimbursements from the Company shall be made to the Agent, for the account of such Banks paying on such Honor Date, in proportion to the amounts so paid by such Banks. In the event the Company fails to reimburse the Agent for the account of all such Banks for the full amount of any payment made by such Banks in respect of any drawing under the Letter of Credit by 1:00 p.m. (San Francisco time) on the Honor Date, the Agent will promptly notify each such Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans in an aggregate amount equal to such unreimbursed amount be made by the Banks to be disbursed on the Honor Date, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in
Section 5.02. Any notice given by the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

             (d) If all of the Banks have paid their pro rata share of the draw request under the Letter of Credit, but subject to subsection 3.03(e) and the proviso in subsection 3.03(f), then each Bank shall upon any notice pursuant to subsection 3.03(c) be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company equal to its Commitment Percentage of the amount of the unreimbursed drawing. If one or more of the Banks shall not have paid its pro rata share of the draw request under the Letter of Credit on the date on which payment is due thereunder (a "Non-Honoring Bank"), but subject to subsection 3.03(e) and the proviso in subsection 3.03(f), each Non-Honoring Bank shall upon any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the Banks which have so paid their pro rata share of the draw request under the Letter of Credit (the "Honoring Banks") an amount in Dollars and in immediately available funds equal to such Non-Honoring Bank's Commitment Percentage of the amount of the unreimbursed drawing paid by each Honoring Bank on the Honor Date, whereupon the Banks shall (subject to subsection 3.03(e) and the proviso in subsection 3.03(f)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company equal to its Commitment Percentage of the amount of the unreimbursed drawing. If any Non-Honoring Bank so notified fails to make available to the Agent for the account of the Honoring Banks the amount of such Non-Honoring Bank's Commitment Percentage of the amount of the unreimbursed drawing by no later than 2:00 p.m. (San Francisco time) on the Honor Date, then interest shall accrue on such Non-Honoring Bank's obligation to make such payment, from the Honor Date to the date such Non-Honoring Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

             (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from each Honoring Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Non-Honoring Bank shall be deemed, and hereby irrevocably and unconditionally agrees to, have purchased a participation in each such L/C Borrowing in an amount equal to the product of
(i) the Commitment Percentage of such Non-Honoring Bank, times (ii) the amount of each such L/C Borrowing, and each Non-Honoring Bank's payment to the Agent for the account of the relevant Honoring Bank pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Non-Honoring Bank in satisfaction of its participation obligation under this Section 3.03; provided, however, that each Non-Honoring Bank's obligation to purchase a participation in any such L/C Borrowing is subject to (and shall not exceed) the amount of the unutilized portion of the Commitment of such Non-Honoring Bank.

             (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under the Letter of Credit, shall be absolute and unconditional and without recourse to the Agent or any other Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02 and the amount of the unutilized portion of the Commitment of such Bank.

       3.04  Repayment of Participations.

             (a) Upon (and only upon) receipt by the Agent for the account of any Bank of immediately available funds from the Company or from another Bank under subsection 3.03(d) (i) in reimbursement of any payment made by any such Bank under the Letter of Credit with respect to which any Bank has paid the Agent or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Bank or Banks making payment with respect to a draw on the Letter of Credit, the amount of such Bank's share of such funds.

             (b) If the Agent or any Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of such Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or such Bank the amount of its Commitment Percentage of any amounts so returned by the Agent or such Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or such Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

       3.05  Role of the Agent as Paying Agent.

             (a) Each Bank and the Company agree that, in disbursing to the beneficiary amounts made available to the Agent by any Bank for payment to the beneficiary as a result of a draw under the Letter of Credit, the Agent shall not have any responsibility to obtain any document or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

             (b) No Agent-Related Person nor any of the respective participants or assignees of the Agent shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

             (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of the Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Bank, Agent-Related Person, nor any of their respective participants or assignees, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against a Bank, and such Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which were caused by such Bank's willful misconduct or gross negligence in determining whether drafts, demands, certificates or other documents presented under the Letter of Credit comply with the terms of the Letter of Credit or such Bank's willful failure to pay under the Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing: (i) any Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

       3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Banks for a drawing under the Letter of Credit, and to repay any L/C Borrowing and any drawing under the Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C- Related Document under all circumstances, including the following:

                      (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                      (ii) any change (a) in the time, manner or place of payment of the Letter of Credit, or (b) with the consent of the Company, in any other term of all or any of the obligations of the Company in respect of the Letter of Credit, or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                      (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of the Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Agent, the Banks or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                      (iv) any draft, demand, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (even if notified thereof by the Company); or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letter of Credit; or any failure by the beneficiary under the Letter of Credit to send the original of any drawing request or other communication sent by telecopier thereunder to the Paying Agent thereunder by prepaid overnight courier for receipt by such Paying Agent within two Business Days of the date of any such facsimile transmission;

                      (v) any payment by any Bank under, or disbursement of funds by the Agent with respect to, the Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of the Letter of Credit; or any payment made by any Bank under, or disbursement of funds by the Agent with respect to, the Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of the Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                      (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of the Letter of Credit; or

                      (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

       3.07 Cash Collateral Pledge. Upon (i) the request of the Agent, at the request of any Bank, (A) if any Bank has honored any full or partial drawing request on the Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, the Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.07 requiring the Company to Cash Collateralize the Letter of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to (x) in the case of a Cash Collateralization required under clause (i) of this Section, the L/C Obligations, or (y) in the case of a Cash Collateralization required under clause (ii) of this Section, the excess of the maximum amount then available to be drawn under the Letter of Credit over the L/C Commitment.

       3.08 Letter of Credit Fees. The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to the Letter of Credit equal to the product of (x) the applicable per annum percentages set forth in clauses (i) and (ii) below, times (y) the average daily maximum amount available to be drawn under the Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the undrawn amount with respect to the Letter of Credit for that quarter as calculated by the Agent

(such amount as calculated by the Agent, the "L/C Outstanding Amount"):

                      (i)  with respect to that portion of the L/C
Outstanding Amount which is less than or equal to the Market Value of the Qualifying Collateral, the fee shall be 0.1250% per annum.

                      (ii)  with respect to that portion of the L/C
Outstanding Amount which exceeds the Market Value of the Qualifying Collateral, the per annum fee shall be determined based on the Applicable Rating Level, as follows:

                       Applicable
                      Rating Level     Letter of Credit Fee
                      ------------     --------------------
                        Level I               0.3500%
                        Level II              0.3750%
                        Level III             0.4000%
                        Level IV              0.5500%
                        Level V               0.7500%

Such letter of credit fees shall be due and payable quarterly in arrears on the tenth Business Day after the last Business Day of each calendar quarter during which the Letter of Credit is outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letter of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date). For purposes of determining that portion of the L/C Outstanding Amount which is less than, equal to or exceeds the Market Value of the Qualifying Collateral, the Market Value of the Qualifying Collateral used shall be equal to the lesser of (x) the Market Value of the Qualifying Collateral as determined under the Pledge Agreement as of the end of such calendar quarter (or on the Revolving Termination Date or later expiration date, as applicable) or (y) the average of the daily Market Values of the Qualifying Collateral as determined under the Pledge Agreement during such calendar quarter (or such shorter period for the payment due on the Revolving Termination Date or later expiration date).

       3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of the Letter of Credit, and, to the extent not inconsistent therewith, the laws of the State of New York, shall apply to the Letter of Credit.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

       4.01 Taxes. (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

             (b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date any Bank or the Agent makes written demand therefor.

             (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                      (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                      (ii) the Company shall make such deductions and withholdings;

                      (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                      (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

             (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

             (e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

       4.02  Illegality.

             (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

             (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.


       4.03  Increased Costs and Reduction of Return.

             (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore
Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or agreeing to issue, issuing or maintaining its share of or obligations under the Letter of Credit, or of agreeing to make or making, funding or maintaining its share of any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

             (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, share of the Letter of Credit, or any other obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.
Without limiting the generality of the foregoing, the Company agrees that if any Bank shall have determined that (A) any of the events listed in clauses (i) through (iv) of this subsection have the effect that assets secured by Collateral pledged from time to time hereunder do not have a risk category with a risk weight of 20% or less (where, prior to such determination, such Collateral constituted Qualifying Collateral) or (B) that the method provided in the Pledge Agreement for computing the Market Value of the Qualifying Collateral does not accurately reflect the current market value of the Qualifying Collateral under any Capital Adequacy Regulation applicable to such Bank, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, and in addition to the letter of credit fees otherwise payable hereunder, as applicable, an amount equal to the difference between (x) the letter of credit fees set forth in Section 3.08 determined in accordance with clause (i) of
Section 3.08, and (y) such fees determined in accordance with clause (ii) of
Section 3.08, or an amount equal to the difference between the letter of credit fees set forth in Section 3.08 computed based on the Market Value of the Qualifying Collateral as computed under the Pledge Agreement and such fees computed based on the current market value of the Qualifying Collateral as determined under any Capital Adequacy Regulation applicable to such Bank.

       4.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

             (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

             (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

             (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

             (d) the prepayment (including pursuant to Section 2.07 or 4.02) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

             (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

       4.05 Inability to Determine Rates. If any two Reference Banks determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Required Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

       4.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank under this Article IV and such certificate shall be prima facie evidence of the amount payable to the Bank under this Article IV.

       4.07 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 4.03, or of a notice to the Company through the Agent under subsection 4.02(a), the Company may, if there exists no Default or Event of Default: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution, which (x) is an Eligible Assignee, and (y) is otherwise satisfactory to the Company (a "Replacement Bank"), to acquire and assume all or a ratable part of all of such Affected Bank's Loans, L/C Obligations and Commitment pursuant to the procedures set forth in Section 11.08; (ii) request one or more of the other Banks to acquire and assume (provided that, after giving effect to such acquisition and assumption, not less than 51% of the Commitments would be held by Banks having long-term deposit ratings by S&P of A or better) all or part of such Affected Bank's Loans, L/C Obligations and Commitment, which Bank or Banks shall have the right, but not the obligation, to so acquire and assume such Affected Bank's Loans, L/C Obligations and Commitment pursuant to the procedures set forth in Section 11.08; or (iii) designate a Replacement Bank, which shall assume the Loans, L/C Obligations and Commitment of the Affected Bank pursuant to the procedures set forth in Section
11.08. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld), and, if the Letter of Credit is then outstanding, any such designation of a Replacement Bank or acquisition and assumption by another Bank under this Section 4.07 shall require the consent of the beneficiary thereof (which consent may be given or withheld in the beneficiary's sole discretion).

       4.08  Survival.  The agreements and obligations of the Company in this
Article IV shall survive for one year after the termination of the Commitments, expiration or cancellation of the Letter of Credit, and payment of all other Obligations.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

       5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and (except as to the items referenced in subsection 5.01(f) and (h)) in sufficient copies for each Bank:

             (a) Credit Agreement and Notes. This Agreement executed by each party hereto and, if requested by any Bank, the Note(s) requested by such Bank executed by the Company;

             (b) Pledge Agreement. The Pledge Agreement executed by each party thereto;

             (c)      Resolutions; Incumbency.

                      (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                      (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

             (d) Organization Documents; Good Standing. Each of the following documents:

                      (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                      (ii) a good standing and tax good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

             (e) Legal Opinions. An opinion of (i) Kristina Veaco, counsel to the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit D-1A, and (ii) Pillsbury Madison & Sutro, counsel to the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit D-1B;

             (f) Payment of Fees. Evidence of payment by the Company of fees and expenses arising under or referenced in Section 2.10, to the extent then due and payable on the Closing Date;

             (g) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                      (i)  the representations and warranties contained in
       Article VI are true and correct on and as of such date, as though made on and as of such date;

                      (ii) no Default or Event of Default exists or would result from the Credit Extension; and

                      (iii) there has occurred since December 31, 1993, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

             (h)      Separation Agreement.  A copy of the Separation
Agreement and all amendments thereto, certified as of the Closing Date by a Responsible Officer or by the Secretary or Assistant Secretary of the Company to be a true, correct and complete copy thereof, a copy of which the Agent will make available to any Bank upon such Bank's request; and

             (i) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

       5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it or to continue or convert any Loan under
Section 2.04 and the obligation of each Bank to Issue the Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

             (a) Notice, Application. The Agent shall have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable (or the Company shall be deemed to have elected automatic conversion or continuation under subsection 2.04(c) or 2.04(e) or be deemed to have requested a Borrowing of Base Rate Loans under subsection 3.03(c)), or in the case of any Issuance of the Letter of Credit, the Agent shall have received an L/C Application or L/C Amendment Application as required under Section 3.02;

             (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date, Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date, Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

             (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing, continuation or conversion, or Issuance; and

             (d) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect.

Each Notice of Borrowing, Notice of Conversion/Continuation, L/C Application and L/C Amendment Application submitted by the Company hereunder (and each automatic conversion or continuation under subsection 2.04(c) or 2.04(e) and each deemed request for a Borrowing of Base Rate Loans under subsection 3.03(c)) shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.

       5.03 Conditions to the Issuance of the Letter of Credit. The obligation of each Bank to Issue the Letter of Credit is subject to the condition that each other Bank shall have Issued the Letter of Credit on the proposed Issuance Date.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

       The Company represents and warrants to the Agent and each Bank that:

       6.01 Corporate Existence and Power. The Company and each of its Material Subsidiaries:

             (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

             (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and, in the case of the Company, to execute, deliver, and perform its obligations under the Loan Documents;

             (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

             (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

       6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, and any other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

             (a) contravene the terms of any of the Company's Organization Documents;

             (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

             (c) violate any Requirement of Law, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

       6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document.

       6.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

       6.05 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

             (a) purport to affect or pertain to this Agreement or any other Loan Document, or the Separation Agreement, or any of the transactions contemplated hereby or thereby; or

             (b) as to which there exists a substantial likelihood of an adverse determination, which determination would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

       6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens of the Agent and the Banks on the Collateral. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any contractual obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

       6.07  ERISA Compliance.

             (a) Except as specifically disclosed in Schedule 6.07, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification.

             (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect.

             (c) Except as specifically disclosed in Schedule 6.07, no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

             (d) Except as specifically disclosed in Schedule 6.07, no Pension Plan has any Unfunded Pension Liability. The aggregate Unfunded Pension Liability for all Pension Plans does not, and will not, after giving effect to the Separation, exceed $50,000,000.

             (e) Except as specifically disclosed in Schedule 6.07, neither the Company nor any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) (an "ERISA Affiliate") has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan or to any pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years (other than premiums due and not delinquent under Section 4007 of ERISA).

             (f) Except as specifically disclosed in Schedule 6.07, the Company has not transferred and will not, after giving effect to the Separation, have transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA.

             (g) Neither the Company nor any ERISA Affiliate has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

       6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.11, Section 8.06 and Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

       6.09 Title to Properties. The Company and each Subsidiary have, and will have, after giving effect to the Separation, good record title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

       6.10 Taxes. The Company and its Material Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

       6.11  Financial Condition.

             (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1993, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

                      (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                      (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                      (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Contingent Obligations.

             (b) Since December 31, 1993, there has been no Material Adverse Effect.

       6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

       6.14 Copyrights, Patents, Trademarks and Licenses, etc. The Company and its Material Subsidiaries own or are licensed or otherwise have the right and will, after giving effect to the Separation, own or be licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of, or by, any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, or, after giving effect to the Separation, employed or contemplated to be employed, by the Company or any Subsidiary infringes or will infringe upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

       6.15 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.15 and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of
Schedule 6.15. As of the Closing Date, all of the Material Subsidiaries of the Company are those listed in part (c) of Schedule 6.15.

       6.16 Insurance. Except as specifically disclosed in Schedule 6.16, the properties of the Company and its Material Subsidiaries are insured and, after giving effect to the Separation, will be insured, with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Material Subsidiary operates.

       6.17  Solvency.  The Company is Solvent.

       6.18  Collateral Documents.

             (a) The provisions of each of the Collateral Documents are effective to create in favor of the Agent for its benefit and the benefit of the Banks, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company in the collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Pledge Agreement.

             (b) All representations and warranties of the Company contained in the Collateral Documents are true and correct.

       6.19 Separation Agreement. The Separation Agreement is in full force and effect and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. All approvals, consents, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority necessary or required to be obtained or performed prior to the Closing Date in connection with the Separation have been obtained or performed.

       6.20 Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

       So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or the Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

       7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Required Banks, with sufficient copies for each Bank:

             (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1993), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, and accompanied by the unqualified opinion of Coopers & Lybrand or another nationally-recognized independent public accounting firm ("Independent Auditor") which opinion shall state that such consolidated financial statements present fairly the financial position and results of operations as of the end of and for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records or for any other reason; and

             (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending March 31, 1994), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and the absence of footnotes), the financial position and the results of operations of the Company and the Subsidiaries as of the end of and for such period;

       7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

             (a) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

             (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a schedule listing, all as of the end of the period being reported on in such financial statements, (i) the Subsidiaries of the Company, and (ii) the Material Subsidiaries of the Company.

             (c) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), financial projections for the next fiscal year;

             (d) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and, within 15 days of filing with the SEC, copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Material Subsidiary may make to, or file with, the SEC; and

             (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

       7.03  Notices.  The Company shall promptly notify the Agent and each
Bank:

             (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that the Company anticipates will become a Default or Event of Default;

             (b) of any matter that has resulted or that the Company anticipates will result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a contractual obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

             (c) of any of the following events affecting the Company, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company with respect to such event:

                      (i)   an ERISA Event;

                      (ii)  if any of the representations and warranties in
       Section 6.07 ceases to be true and correct;

                      (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

                      (iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

                      (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code;

             (d) of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries; and

             (e)  a Change of Control.

             Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been (or that the Company anticipates will be) breached or violated.

       7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Material Subsidiary to:

             (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

             (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, the non-preservation of which could reasonably be expected to have a Material Adverse Effect, except in connection with transactions permitted by Section
8.02 and sales of assets permitted by Section 8.01;

             (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

             (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

       7.05 Maintenance of Property. The Company shall, and shall cause each Material Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

       7.06 Insurance. The Company shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

       7.07 Payment of Obligations. The Company shall, and shall cause each Material Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

             (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

             (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

             (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

       7.08 Compliance with Laws. The Company shall comply, and shall cause each Material Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

       7.09 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary and shall permit employees or agents of the Agent and any Bank, at any reasonable time, to inspect its and such

Subsidiary's properties and to examine and audit its and such Subsidiary's books, accounts, and records and make copies and memoranda thereof, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

       7.10 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect.

       7.11 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

       7.12 Notice of Rating Change. The Company shall, no later than five Business Days after it obtains knowledge of any such change, give notice to the Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hard copy sent promptly thereafter) of any change (either expressly or pursuant to a letter from such Rating Agency stating an "implied" rating) in rating by any Rating Agency in respect of the Company's senior unsecured long-term debt, together with the details thereof, and of any announcement by any Rating Agency that its rating in respect of such senior unsecured long-term debt is "under review" or that any such debt rating has been placed on a "CreditWatch List"(R) or "watch list" or that any similar action has been taken by such Rating Agency.

       7.13 Further Assurances. Promptly upon request by the Agent or the Required Banks, the Company shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any

Loan Document or under any other document executed in connection therewith.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

       So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or the Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

       8.01 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of in one transaction or a series of related transactions, any property (including accounts and notes receivable, with or without recourse, and including the stock of any Subsidiary) or enter into any agreement to do any of the foregoing, where the aggregate value of all assets subject to such transaction or series of related transactions by the Company and its Subsidiaries, together, exceeds 25% of (i) the consolidated assets of the Company and its Subsidiaries or (ii) the consolidated gross revenues of the Company and its Subsidiaries, except for such consideration and on such terms as are determined in good faith by the Board of Directors of the Company or the applicable Subsidiary to be fair and satisfactory; provided, that, immediately after giving effect to any such transaction or series of related transactions, no Default or Event of Default shall exist.

       8.02 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Material Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

             (a) any Material Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Material Subsidiary, the continuing or surviving corporation shall be a Material Subsidiary;

             (b) any Material Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), (i) to the Company, (ii) to another Material Subsidiary, (iii) to another Subsidiary which, after giving effect to such transaction, shall be a Material Subsidiary, or (iv) in a transaction permitted under Section 8.01; and

             (c) the Company may merge with any Person, provided that the Company shall be the continuing or surviving corporation and, immediately after giving effect to the merger, no Default or Event of Default shall exist.

       8.03 Uninvited Acquisitions. The Company shall not, and shall not suffer or permit any Subsidiary to, make any Acquisition unless (i) such Acquisition is undertaken in accordance with all applicable Requirements of Law; and (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained.

       8.04 Limitation on Indebtedness and Contingent Obligations. The Company shall not suffer or permit any Subsidiary to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or Contingent Obligation, except Indebtedness and Contingent Obligations existing on the Closing Date and Indebtedness and Contingent Obligations incurred in the ordinary course of business as presently conducted or as may be conducted in accordance with standard industry practice.

       8.05 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company or such Subsidiary, except (i) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary, or (ii) where the transaction could not be reasonably expected to have a Material Adverse Effect.

       8.06 Use of Proceeds. Except as the same will not result in a violation of Regulation G, T, U or X of the FRB or any other applicable Requirement of Law, the Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or the Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

       8.07 Use of Proceeds - Ineligible Securities. The Company shall not, directly or indirectly, use any portion of the Loan proceeds or the Letter of Credit (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities,
(ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

       8.08 Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any Joint Venture, other than in the ordinary course of business; for purposes of this Section 8.08, the ordinary course of business shall include entering into any Joint Venture (i) which is substantially related to the information, cable television, or telecommunications businesses, or (ii) where the Company's or such Subsidiary's investment in any such Joint Venture does not exceed $100,000,000.

       8.09 Consolidated Net Worth. The Company shall not permit as of the end of any fiscal quarter its Consolidated Net Worth to be less than $2,500,000,000.

       8.10 Consolidated Leverage Ratio. The Company shall not permit as of the end of any fiscal quarter its ratio of (i) Net Consolidated Funded Debt to
(ii) Net Consolidated Funded Debt plus Consolidated Net Worth to exceed 0.50 to 1.00.

       8.11 Interest Coverage Ratio.  The Company shall not permit its ratio of
(i) EBITDA to (ii) Consolidated Net Interest Expense as determined as of the last day of any fiscal quarter calculated on a four quarter rolling basis to be less than 3.75 to 1.00.

       8.12 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof; provided that the foregoing shall not be deemed to prohibit engaging in lines of business substantially related to the information, cable television, or telecommunications businesses.

       8.13 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Company or of any Material Subsidiary.

       8.14 Separation Agreement. The Company shall not (i) amend, modify, supplement, waive or otherwise modify any provision of the Separation Agreement, or (ii) take any action or fail to take any action thereunder that, in the case of either clause (i) or (ii), has or could reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE IX

                               EVENTS OF DEFAULT

       9.01 Event of Default. Any of the following shall constitute an "Event of Default":

             (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

             (b) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

             (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.02, 7.03,
7.09 or 7.12 or in Article VIII; or

             (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

             (e) Cross-Acceleration. The Company or any Subsidiary fails (i) to make any payment (other than the final or sole installment of principal) in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20,000,000, or any event (including any notice of default and failure to cure) specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or Contingent Obligation shall occur, if, in either case, the effect of such event has been to cause such Indebtedness or Contingent Obligation actually to become due prior to its stated maturity or require cash collateralization, or (ii) to make any payment of the final or sole installment of principal of such Indebtedness or Contingent Obligation when due; or

             (f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

             (g)      Involuntary Proceedings.  (i) Any involuntary
Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

             (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $25,000,000; or (ii) the commencement or increase of benefits under, or the adoption of or the amendment of a Pension Plan by the Company which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $25,000,000; or

             (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain, after the entry thereof, unsatisfied, unvacated and unstayed pending appeal for a period which exceeds the period allowed for appeal thereof under the rules, statutes, or similar authority of the applicable jurisdiction; or

             (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

             (k) Change of Control. There occurs any (i) Change of Control, where the prior, effective written consent of the Board of Directors of the Company is not obtained to such Change of Control; or (ii) Change of Control, whether or not the prior, effective written consent of the Board of Directors is obtained, where (A) (x) any Person acquires or two or more Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing more than 50% of the combined voting power of all securities of the Company entitled to vote in the election of directors, or (y) any Person acquires or two or more Persons acting in concert acquire by contract or otherwise, or enter into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing more than 50% of the combined voting power of all securities of the Company entitled to vote in the election of directors; and (B) the consent of the Required Banks to such Change of Control has not been obtained on or before 60 days after the date of such Change of Control; or

             (l)      Loss of Licenses.  The Federal Communications
Commission or any other Governmental Authority revokes or fails to renew any license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, except where the foregoing could not be reasonably expected to have a Material Adverse Effect.

       9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Banks,

             (a) declare the commitment of each Bank to make Loans and to Issue the Letter of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

             (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under the Letter of Credit, if outstanding (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under the Letter of Credit) to be immediately due and payable and to demand that the Company Cash Collateralize the Obligations to the extent that the Letter of Credit is outstanding and wholly or partially undrawn, whereupon the Company shall so Cash Collateralize, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

             (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and to Issue the Letter of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

       9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                   THE AGENT

       10.01 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

       10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

       10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

       10.04  Reliance by Agent.

              (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall


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first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (other than any portion of such liability or expense resulting solely from the Agent's gross negligence or willful misconduct). The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks or, where expressly required hereunder, all of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

              (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

       10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interest of the Banks.

       10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent or furnished to the Agent hereunder with sufficient copies for the Banks, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any Subsidiary which may come into the possession of any of the Agent-Related Persons either in connection with this Agreement or any other agreement with the Company or any Subsidiary or otherwise.

       10.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall severally in accordance with their respective Commitment Percentages indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, but subject to the proviso in the immediately preceding sentence, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the termination of the Commitments, expiration or cancellation of the Letter of Credit, and payment of all Obligations hereunder, and the resignation or replacement of the Agent.

       10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent.

       10.09 Successor Agent. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Required Banks unless BofA shall also simultaneously be replaced as "Paying Agent" under the Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to BofA.

       10.10  Withholding Tax.

              (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                       (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the


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
       payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                       (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                       (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

              (b) If any Bank referred to in subsection 10.10(a) claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

              (c) If any Bank referred to in subsection 10.10(a) claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent grants a participation in all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

              (d) If any Bank referred to in subsection 10.10(a) is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.


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
              (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank referred to in subsection 10.10(a) (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of such Banks under this subsection shall survive the termination of the Commitments, the expiration or cancellation of the Letter of Credit, and payment of all Obligations, and the resignation or replacement of the Agent.

       10.11  Collateral Matters.

              (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

              (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) at the request of the Company in accordance with the terms of the Pledge Agreement at any time other than (x) after the occurrence and during the existence of an Event of Default or (y) as to Cash Collateral required to be pledged after the occurrence of an event requiring Cash Collateralization, after the occurrence and during the existence of such an event; (ii) upon termination of the Commitments, expiration or cancellation of the Letter of Credit, and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien thereon was granted or at any time thereafter (as to which the Agent may conclusively rely on a certificate of a Responsible Officer of the Company representing same); or (iv) if approved, authorized or ratified in writing by the Required Banks or all the Banks, as the case may be, as provided in subsection 11.01(f). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b).

       10.12 Co-Agents; Lead Managers. None of the Banks identified on the facing page or signature pages of this Agreement as a "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE XI

                                 MISCELLANEOUS

       11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and the Company and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

              (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated or reduced pursuant to Section 2.05) or subject any Bank to any additional obligations;

              (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document;

              (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

              (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

              (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks; or

              (f) release all or substantially all of the Collateral except as otherwise may be provided in the Collateral Documents or in subsection 10.11(b), or except where the consent of the Required Banks only is specifically provided for.


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
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any L/C-Related Document relating to the Letter of Credit Issued with Agent named as "Paying Agent" therein, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

       11.02  Notices.

              (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

              (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X shall not be effective until actually received by the Agent.

              (c) Any agreement of the Agent and the Banks herein or in the Letter of Credit to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company or the beneficiary of the Letter of Credit to give such notice and the Agent and the Banks shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice, the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice, or by any inaccuracy, error, interruption, delay or other irregularity in transmission, delivery or teletransmission.

       11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

       11.04  Costs and Expenses.  The Company shall:

              (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) and the Arranger promptly after demand for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent) and the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) and the Arranger with respect thereto; and

              (b) pay or reimburse the Agent and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Obligations, and including in any Insolvency Proceeding or appellate proceeding).

       11.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent- Related Persons, the Arranger, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letter of Credit and the termination, resignation or replacement of the Agent or replacement of any
Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the Letter of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive termination of the Commitments, expiration or cancellation of the Letter of Credit, and payment of all other Obligations.

       11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

       11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

       11.08  Assignments, Participations, etc.

              (a) Any Bank may, with the written consent of the Agent and, at all times other than during the existence of an Event of Default, the Company, and of the beneficiary under the Letter of Credit if the Letter of Credit is then outstanding (which consent may be given or withheld in the beneficiary's sole discretion), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, under the Letter of Credit, and under the other Loan Documents, in a minimum amount of the lesser of (i) $25,000,000, or (ii) such Bank's Commitment; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (x) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (y) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance substantially in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (z) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,000; provided, that if the assignor Bank is making such assignment because it is an Affected Bank, the assignor Bank shall not be liable to pay the processing fee, and the Agent will look solely to the Assignee for payment of such fee. The assignor Bank shall retain all indemnity rights (including rights arising under Article IV, subsection 11.04(b) and Section 11.05) applicable to it under this Agreement and the other Loan Documents relating to Credit Extensions extended, acts or omissions made, or other matters arising, prior to the effective date of such assignment.

              (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) a fully executed Assignment and Acceptance and payment of the above-referenced processing fee (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

              (c) If the assignor Bank is holding Note(s) or if the Assignee requests Note(s), within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Agent new Note(s) evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Note(s) in the principal amount of the Commitment retained by the assignor Bank (such Note(s) to be in exchange for, but not in payment of, the Note(s) held by such Bank). Immediately upon receipt by the

Agent of the processing fee required under subsection 11.08(a), (i) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom, and (ii) the Company shall be deemed to have requested that the Letter of Credit be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom, and each Bank shall be deemed to have consented to same and shall deliver an amendment to the Letter of Credit effectuating same promptly upon the Agent's request. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

              (d) Any Bank may at any time sell to one or more Eligible Assignees (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that
(i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve or concur with any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder, but shall not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off (subject to Section 2.14) in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

              (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan

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Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors, counsel and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees in writing furnished to the Company to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

              (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under this Agreement and any Note(s) held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

       11.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

       11.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

       11.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

       11.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

       11.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

       11.14  Governing Law and Jurisdiction.

              (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

              (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS,

WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

       11.15 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       11.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


                                          AIRTOUCH COMMUNICATIONS

                                          By:    MOHANBIR S. GYANI
                                              --------------------------------
                                          Name:  Mohanbir S. Gyani
                                          Title:  Vice President-Finance and
                                                   Treasurer

                                          Address for notices:

                                          425 Market Street, Room 3015
                                          San Francisco, CA  94105
                                          Attn: David K. Hall, Staff Director
                                                Bank Financing
                                          Facsimile:  (415) 658-2219
                                          Tel:  (415) 658-2164

                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, AS AGENT

                                          By:    KEVIN LEADER
                                              --------------------------------
                                          Name:  Kevin Leader
                                          Title:  Vice President

                                          ADDRESS FOR NOTICES:

                                          1455 Market Street, 12th floor
                                          San Francisco, CA  94103
                                          Telex No.:  GRT 3726050 BA GA SFO
                                          Facsimile Number:  (415) 622-4894
                                          Telephone No.:  (415) 953-0108
                                          Attention:  Kevin Leader
                                          Vice President
                                          Global Agency #5596

                                          ADDRESS FOR PAYMENTS:

                                          1850 Gateway Boulevard
                                          Concord, CA  94520
                                          ABA No. 121-000-358
                                          Account No. 12336-14248

Commitment                         BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, AS A BANK
$60,000,000
                                   By:    STEPHEN J. DEMARTI
                                       ------------------------------
                                   Name:  Stephen J. DeMarti
                                   Title:  Vice President

                                   ADDRESS FOR NOTICES:

                                   Credit Products #3838
                                   555 California Street
                                   41st Floor
                                   San Francisco, CA  94104-1502
                                   Attention:  Stephen J. DeMarti
                                   Facsimile Number:  (415) 622-4585
                                   Telephone No.:  (415) 622-8168

                                   OFFSHORE AND DOMESTIC LENDING OFFICE

                                   1850 Gateway Boulevard
                                   Concord, CA  94520-3281
                                   Attention:  Christina Schifferele
                                   Facsimile Number:  (415) 675-7531
                                   Telephone No.:  (415) 675-7353

                                   LETTER OF CREDIT PAYING OFFICE

                                   Trade Finance
                                   333 South Beaudry Avenue, 19th Floor
                                   Los Angeles CA  90017
                                   Attention:  Frantz Bellevue
                                   Facsimile Number:  (213) 345-6694 or 6684
                                   Telephone No.:  (213) 345-6632

Commitment                                ABN AMRO BANK N.V., AS CO-AGENT AND
                                          AS A BANK
$50,000,000
                                          By:    DIANNE D. WAGGONER
                                              ----------------------------------
                                          Name:  Dianne D. Waggoner
                                          Title:  Vice President and Team Leader

                                          By:    JAN-KEES MONSTER
                                              ----------------------------------
                                          Name:  Jan-Kees Monster
                                          Title:  Assistant Vice President

                                          ADDRESS FOR NOTICES:

                                          555 California Street
                                          Suite 2750
                                          San Francisco, CA  94104-1603
                                          Attention:  Dianne D. Waggoner
                                          Telex No.:  278137ABNSFUR
                                          Facsimile Number:  (415) 362-3524
                                          Telephone No.:  (415) 984-3706

                                          AND

                                          Project Finance/Communications Group
                                          135 S. LaSalle Street, Suite 560
                                          Chicago, IL  60603
                                          Attention:  Jan-Kees Monster
                                          Facsimile Number:  (312) 750-6387
                                          Telephone No.:  (312) 750-6386

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          555 California Street
                                          Suite 2750
                                          San Francisco, CA  94104-1603
                                          Attention:  Gloria Chiang Lee
                                          Telex No.:  278137ABNSFUR
                                          Facsimile Number:  (415) 362-3524
                                          Telephone No.:  (415) 984-3720

                                          LETTER OF CREDIT PAYING OFFICE

                                          555 California Street
                                          Suite 2750
                                          San Francisco, CA  94104-1603
                                          Attention:  Kimiko Paul
                                          Telex No.:  278137ABNSFUR
                                          Facsimile Number:  (415) 362-3524
                                          Telephone No.:  (415) 984-3723


                                      83A

Commitment                                CITICORP U.S.A., INC., AS CO-AGENT AND
                                          AS A BANK
$50,000,000
                                          By:    BARBARA COHEN
                                              --------------------------------
                                          Name:  Barbara Cohen
                                          Title: Vice President

                                          ADDRESS FOR NOTICES:

                                          Citicorp North America, Inc.
                                          One Sansome Street
                                          27th Floor
                                          San Francisco, CA  94104
                                          Attention:  J. Kevin Nater
                                          Facsimile Number:  (415) 433-0307
                                          Telephone No.:  (415) 627-6331

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          Citicorp North America, Inc.
                                          One Sansome Street
                                          27th Floor
                                          San Francisco, CA  94104
                                          Attention:  Alice M. Chavez
                                          Telex No.:  WU 127001
                                          Facsimile Number:  (415) 433-0307
                                          Telephone No.:  (415) 627-6351

                                          LETTER OF CREDIT PAYING OFFICE

                                          Citicorp North America, Inc.
                                          One Sansome Street
                                          27th Floor
                                          San Francisco, CA  94104
                                          Attention:  Alice M. Chavez
                                          Telex No.:  WU 127001
                                          Facsimile Number:  (415) 433-0307
                                          Telephone No.:  (415) 627-6351

Commitment                                THE BANK OF NOVA SCOTIA, AS CO-AGENT
                                          AND AS A BANK
$50,000,000
                                          By:    ERIC M. KNIGHT
                                              --------------------------------
                                          Name:  Eric M. Knight
                                          Title:  Representative

                                          ADDRESS FOR NOTICES:

                                          101 California Street
                                          48th Floor
                                          San Francisco, CA  94111
                                          Attention:  Eric M. Knight
                                          Telex No.:  00340602
                                          Facsimile Number:  (415) 397-0791
                                          Telephone No.:  (415) 986-1100

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          101 California Street
                                          48th Floor
                                          San Francisco, CA  94111
                                          Attention:  Norman Campbell
                                                      Catherine Tong
                                          Telex No.:  00340602
                                          Facsimile Number:  (415) 397-0791
                                          Telephone No.:  (415) 986-1100

                                          LETTER OF CREDIT PAYING OFFICE

                                          The Bank of Nova Scotia
                                          101 California Street
                                          48th Floor
                                          San Francisco, CA  94111
                                          Attention:  Norman Campbell
                                                      Catherine Tong
                                          Telex No.:  00340602
                                          Facsimile Number:  (415) 397-0791
                                          Telephone No.:  (415) 986-1100

Commitment                                THE TORONTO-DOMINION BANK, AS CO-AGENT
                                          AND AS A BANK
$50,000,000
                                          By:    DIANE BAILEY
                                              ---------------------------------
                                          Name:  Diane Bailey
                                          Title:  Mgr Cr Admin

                                          ADDRESS FOR NOTICES:

                                          31 West 52nd Street
                                          New York, NY  10019
                                          Attention:  Susan Reed
                                          Facsimile Number:  (212) 262-1928
                                          Telephone No.:  (212) 468-0714

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          Toronto Dominion (Texas), Inc.
                                          909 Fannin Street
                                          Houston, TX  77010
                                          Attention:  Diane Bailey
                                          Facsimile Number:  (713) 951-9921
                                          Telephone No.:  (713) 653-8250

                                          LETTER OF CREDIT PAYING OFFICE

                                          Toronto Dominion (Texas), Inc.
                                          909 Fannin Street
                                          Houston, TX  77010
                                          Attention:  Diane Bailey
                                          Facsimile Number:  (713) 951-9921
                                          Telephone No.:  (713) 653-8250

Commitment                                DEUTSCHE BANK AG, LOS ANGELES AND/OR
                                            CAYMAN ISLAND BRANCHES, AS LEAD
$30,000,000                                 MANAGER AND AS A BANK

                                          By:    J. SCOTT JESSUP
                                              ---------------------------------
                                          Name:  J. Scott Jessup
                                          Title:  Vice President

                                          By:    STEVEN N. WARDEN
                                              ---------------------------------
                                          Name:  Steven N. Warden
                                          Title:  Director

                                          ADDRESS FOR NOTICES:

                                          Deutsche Bank AG, Los Angeles Branch
                                          550 South Hope Street
                                          Los Angeles, CA  90071
                                          Attention:  Steven N. Warden/
                                                      Scott Jessup
                                          Facsimile Number:  (213) 627-9779
                                          Telephone No.:  (213) 627-8200

                                          OFFSHORE LENDING OFFICE

                                          Deutsche Bank AG, Cayman Islands
                                            Branch
                                          c/o New York Branch
                                          31 West 52nd Street
                                          New York, NY  10019
                                          Attention:  Bina Dabbah/Alain Bolea
                                          Facsimile Number:  (212) 474-8256
                                          Telephone No.:  (212) 474-8258

                                          DOMESTIC LENDING OFFICE:

                                          Deutsche Bank AG, Los Angeles Branch
                                          550 South Hope Street
                                          Los Angeles, CA  90071
                                          Attention:  Steven N. Warden/
                                                      Scott Jessup
                                          Facsimile Number:  (213) 627-9779
                                          Telephone No.:  (213) 627-8200

                                          LETTER OF CREDIT PAYING OFFICE

                                          Deutsche Bank AG,
                                          New York Branch
                                          31 West 52nd Street
                                          New York, NY  10019
                                          Attention:  Volker Fischer
                                          Facsimile Number:  (212) 474-7989
                                          Telephone No.:  (212) 474-7978


                                      87A

Commitment                                NATIONSBANK OF TEXAS, N.A., AS LEAD
                                            MANAGER AND AS A BANK
$30,000,000
                                          By:    W. HUTCHINSON MCCLENDON, IV
                                              --------------------------------
                                          Name:  W. Hutchinson McClendon, IV
                                          Title:  Vice President

                                          ADDRESS FOR NOTICES:

                                          901 Main Street, 67th Floor
                                          Dallas, TX  75202
                                          Attention:  Hutch McClendon
                                          Facsimile Number:  (214) 508-0980
                                          Telephone No.:  (214) 508-0996

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          901 Main Street, 67th Floor
                                          Dallas, TX  75202
                                          Attention:  Nita Gerstung
                                          Facsimile Number:  (214) 508-0944
                                          Telephone No.:  (214) 508-0590

                                          LETTER OF CREDIT PAYING OFFICE

                                          901 Main Street, 67th Floor
                                          Dallas, TX  75202
                                          Attention:  Nita Gerstung
                                          Facsimile Number:  (214) 508-0944
                                          Telephone No.:  (214) 508-0590

Commitment                                BANQUE NATIONALE DE PARIS

$17,500,000                               By:    DEBORAH GOHH/JENNIFER CHO
                                              --------------------------------
                                          Name:  Deborah Gohh/Jennifer Cho
                                          Title: Vice President/Vice President

                                          ADDRESS FOR NOTICES:

                                          180 Montgomery Street
                                          4th Floor
                                          San Francisco, CA  94104
                                          Attention:  Debbie Gohh
                                          Facsimile Number:  (415) 296-8954
                                          Telex No.:   RCA 278900 BNPS UR
                                          Telephone No.:  (415) 956-0707

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          180 Montgomery Street
                                          4th Floor
                                          San Francisco, CA  94104
                                          Attention:  Don Hart
                                          Facsimile Number:  (415) 989-9041
                                          Telex No.:   RCA 278900 BNPS UR
                                          Telephone No.:  (415) 956-2511

                                          LETTER OF CREDIT PAYING OFFICE

                                          San Francisco Agency
                                          180 Montgomery Street, 4th Floor
                                          San Francisco, CA  94104
                                          Attention:  Rafik Homsi
                                          Telex No.:   RCA 278900 BNPS UR
                                          Facsimile Number:  (415) 391-3390
                                          Telephone No.:  (415) 956-0707

Commitment                                CREDIT LYONNAIS NEW YORK BRANCH

$17,500,000                               By:    BRUCE M. YEAGER
                                              --------------------------------
                                          Name:  Bruce M. Yeager
                                          Title:  Vice President


                                          CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                          By:    BRUCE M. YEAGER
                                              --------------------------------
                                          Name:  Bruce M. Yeager
                                          Title:  Vice President

                                          ADDRESS FOR NOTICES:

                                          1301 Avenue of Americas
                                          New York, New York  10019
                                          Attention:  M. Bernadette Collins
                                          Facsimile Number:  (212) 261-7890
                                          Telephone No.:  (212) 261-7836

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          1301 Avenue of Americas
                                          New York, New York  10019
                                          Attention:  Geraldine Bauerle
                                          Facsimile Number:  (212) 261-7890
                                          Telephone No.:  (212) 261-7837

                                          LETTER OF CREDIT PAYING OFFICE

                                          1301 Avenue of Americas
                                          New York, New York  10019
                                          Attention:  Geraldine Bauerle
                                          Facsimile Number:  (212) 261-7890
                                          Telephone No.:  (212) 261-7837

Commitment                                DG BANK DEUTSCHE GENOSSENSCHAFTSBANK

$17,500,000                               By:    ROBERT HERBER
                                              --------------------------------
                                          Name:  Robert Herber
                                          Title:  Vice President

                                          By:    KAREN BRINKMAN
                                              --------------------------------
                                          Name:  Karen Brinkman
                                          Title:  Vice President

                                          ADDRESS FOR NOTICES:

                                          609 Fifth Avenue
                                          New York, New York  10017
                                          Attention:  Robert B. Herber
                                          Telex No.:  214478/666755
                                          Facsimile Number:  (212) 745-1556
                                          Telephone No.:  (212) 745-1581

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          609 Fifth Avenue
                                          New York, New York  10017
                                          Attention:  Maria K. Gillette
                                          Telex No.:  214478/666755
                                          Facsimile Number:  (212) 745-1556
                                          Telephone No.:  (212) 745-1594

                                          LETTER OF CREDIT PAYING OFFICE

                                          609 Fifth Avenue
                                          New York, NY  10017
                                          Attention:  Maria K. Gillette
                                          Telex No.:  214478/666755
                                          Facsimile Number:  (212) 745-1556
                                          Telephone No.:  (212) 745-1594

Commitment                                FIRST INTERSTATE BANK OF CALIFORNIA

$17,500,000                               By:     ALFRED F. KENRICK
                                              --------------------------------
                                          Name:   Alfred F. Kenrick
                                          Title:   Vice President

                                          By:     RICHARD G. MALONE
                                              --------------------------------
                                          Name:   Richard G. Malone
                                          Title:   Senior Vice President

                                          ADDRESS FOR NOTICES:

                                          345 California Street
                                          23rd Floor
                                          San Francisco, CA  94104
                                          Attention:  Al Kenrick
                                          Facsimile Number:  (415) 773-7062
                                          Telephone No.:  (415) 773-7049

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          1055 Wilshire Blvd.
                                          10th Floor (MS:  B10-6)
                                          Los Angeles, CA  90017
                                          Attention:  Claudine Stines
                                          Facsimile Number:  (213) 580-6280
                                          Telephone No.:  (213) 580-6147

                                          LETTER OF CREDIT PAYING OFFICE

                                          1055 Wilshire Boulevard
                                          Mail Sort, B10-6
                                          Los Angeles, CA  90017
                                          Attention:  Renato Bautista
                                          Facsimile Number:  (213) 580-6270
                                          Telephone No.:  (213) 580-6109

Commitment                                ISTITUTO BANCARIO SAN PAOLO DI TUBINO,
                                            SPA
$17,500,000
                                          By:    ROBERTO GORLIER
                                              --------------------------------
                                          Name:  Roberto Gorlier
                                          Title:  Branch Manager

                                          By:    CRAIG S. NASELOW
                                              --------------------------------
                                          Name:  Craig S. Naselow
                                          Title:  Assistant Vice President

                                          ADDRESS FOR NOTICES:

                                          444 South Flower Street
                                          45th Floor
                                          Los Angeles, CA  90071
                                          Attention:  Craig S. Naselow
                                          Facsimile Number:  (213) 622-2514
                                          Telephone No.:  (213) 489-3100

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          444 South Flower Street
                                          45th Floor
                                          Los Angeles, CA  90071
                                          Attention:  Jean Chang
                                          Facsimile Number:  (213) 622-2514
                                          Telephone No.:  (213) 489-3100

                                          LETTER OF CREDIT PAYING OFFICE

                                          444 South Flower Street
                                          Suite 4550
                                          Los Angeles, CA  90071
                                          Attention:  Jean Chang
                                          Telex No.:  4720338 SPAOL
                                          Facsimile Number:  (213) 622-2514
                                          Telephone No.:  (213) 489-3100

Commitment                                J.P. MORGAN DELAWARE

$17,500,000                               By:    PHILIP S. DITZENS
                                              --------------------------------
                                          Name:  for David J. Morris
                                          Title:   Vice President

                                          ADDRESS FOR NOTICES:

                                          902 Market Street
                                          Wilmington, DE  19801
                                          Attention:  David J. Morris
                                          Facsimile Number:  (302) 654-5336
                                          Telex No.:  177425/MBDEL UT
                                          Telephone No.:  (302) 651-3788

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          J.P. Morgan Services
                                          500 Stanton Christiana Road
                                          Newark, DE  19713-2107
                                          Attention:   Loan Department
                                          Facsimile Number:  (302) 634-1093
                                          Telephone No.:  (302) 634-4218

                                          LETTER OF CREDIT PAYING OFFICE

                                          c/o J.P. Morgan Services
                                          500 Stanton Christiana Road
                                          Newark, DE 19713-2107
                                          Attention:  Alan J. Kipp
                                          Telex No.:   177615 MGT UT
                                          Facsimile Number:  (302) 634-1838
                                          Telephone No.:  (302) 634-1825

Commitment                                NATIONAL WESTMINSTER BANK PLC

$17,500,000                               By:     GARY A. MILLER
                                              --------------------------------
                                          Name:   Gary A. Miller
                                          Title:   Senior Vice President

                                          ADDRESS FOR NOTICES:

                                          400 South Hope Street
                                          Suite 1000
                                          Los Angeles, CA  90071-2891
                                          Attention:  Gary A. Miller
                                          Facsimile Number:  (213) 623-6540
                                          Telephone No.:  (213) 624-8555

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          175 Water
                                          19th Floor
                                          New York, NY  10038
                                          Attention:  Stephen Parker
                                          Facsimile Number:  (212) 602-4118
                                          Telex No.:   233222 NWB
                                          Telephone No.:  (212) 602-4249

                                          LETTER OF CREDIT PAYING OFFICE

                                          175 Water Street, 19th Floor
                                          New York, NY 10038
                                          Attention:  Sattie Chinapen
                                          Facsimile Number:  (212) 602-4118
                                          Telephone No.:  (212) 602-4165

Commitment                                SWISS BANK CORPORATION

$17,500,000                               By:    JAMIE DILLON
                                              --------------------------------
                                          Name:  Jamie Dillon
                                          Title: Director, Merchant Banking

                                          By:    HANS-UELI SURBER
                                              --------------------------------
                                          Name:  Hans-Ueli Surber
                                          Title: Executive Director,
                                                 Merchant Banking

                                          ADDRESS FOR NOTICES:

                                          101 California Street
                                          Suite 1700
                                          San Francisco, CA  94111-5884
                                          Attention:  Jamie Dillon
                                          Facsimile Number:  (415) 989-7570
                                          Telex No.:   RCA 278 032 SWBSF UR
                                          Telephone No.:  (415) 774-3340

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          101 California Street
                                          Suite 1700
                                          San Francisco, CA  94111-5884
                                          Attention:  William B. Walzer
                                          Facsimile Number:  (415) 956-3882
                                          Telex No.:   RCA 278 032 SWBSF UR
                                          Telephone No.:  (415) 774-3329

                                          LETTER OF CREDIT PAYING OFFICE

                                          Swiss Bank Tower
                                          10 E. 50th Street
                                          New York, NY 10022
                                          Attention:  Ginger Gensch
                                          Facsimile Number:  (212) 574-4657
                                          Telephone No.:  (212) 574-4652

Commitment                                THE BANK OF NEW YORK

$17,500,000                               By:     KALPANA RAINA
                                              --------------------------------
                                          Name:   Kalpana Raina
                                          Title:   Vice President

                                          ADDRESS FOR NOTICES:

                                          One Wall Street
                                          16th Floor
                                          New York, NY  10286
                                          Attention:  Wade Layton
                                          Facsimile Number:  (212) 635-8595
                                          Telephone No.:  (212) 635-8693

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          One Wall Street
                                          16th Floor
                                          New York, NY  10286
                                          Attention:  Brian Marshall
                                          Facsimile Number:  (212) 635-8679
                                          Telex No.:   MCI 62763 BONY UW
                                          Telephone No.:  (212) 635-8741

                                          LETTER OF CREDIT PAYING OFFICE

                                          One Wall St. 16N
                                          New York, NY  10286
                                          Attention:  Brian Marshall
                                          Telex No.:   MCI 62763 BONY U W
                                          Facsimile Number:  (212) 635-8679
                                          Telephone No.:  (212) 635-8741
                                          101 Barclay Street 18W
                                          New York, NY  10286
                                          Attention:  Pamela Gardner
                                          Telex No.:   MCI 62763 BONY U W
                                          Facsimile Number:  (212) 815-3311

Commitment                                THE DAI-ICHI KANGYO BANK, LTD.
                                            SAN FRANCISCO AGENCY
$17,500,000
                                          By:    SEIGO MAKINO
                                              -------------------------------
                                          Name:  Seigo Makino
                                          Title:  Joint General Manager

                                          ADDRESS FOR NOTICES:

                                          101 California Street
                                          Suite 4000
                                          San Francisco, CA  94111
                                          Attention:  Mr. Mark A. Dirsa
                                          Facsimile Number:  (415) 788-7868
                                          Telex No.:  4997193 DKBSF
                                          Telephone No.:  (415) 393-1813

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          101 California Street
                                          Suite 4000
                                          San Francisco, CA  94111
                                          Attention:  Ms. Kazumi Endo
                                          Facsimile Number:  (415) 788-7868
                                          Telex No.:   4997193 DKBSF
                                          Telephone No.:  (415) 393-1815

                                          LETTER OF CREDIT PAYING OFFICE

                                          101 California Street
                                          Suite 4000
                                          San Francisco, CA  94111
                                          Attention:  Fumiko Shimano/Kazumi Endo
                                          Telex No.:   4997193
                                          Facsimile Number:  (415) 788-7868
                                          Telephone No.:  (415) 393-1817/1815

Commitment                                THE INDUSTRIAL BANK OF JAPAN,
                                            LIMITED SAN FRANCISCO AGENCY
$17,500,000
                                          By:    YOH NAKAHARA
                                              -------------------------------
                                          Name:  Yoh Nakahara
                                          Title:  General Manager

                                          ADDRESS FOR NOTICES:

                                          555 California Street
                                          Suite 1610
                                          San Francisco, CA  94104
                                          Attention:  Cliff White
                                          Facsimile Number:  (415) 982-1917
                                          Telex No.:   49608738 IBJ SFO
                                          Telephone No.:  (415) 693-1823

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          555 California Street
                                          Suite 1610
                                          San Francisco, CA  94104
                                          Attention:  Jeanette O'Donnell
                                          Facsimile Number:  (415) 982-1917
                                          Telex No.:   49608738 IBJ SFO
                                          Telephone No.:  (415) 693-1831

                                          LETTER OF CREDIT PAYING OFFICE

                                          The Industrial Bank of Japan, Limited
                                          San Francisco Agency 555
                                          California Street, Suite 1610
                                          San Francisco, CA  94104
                                          Attention:  Jeanette O'Donnell
                                          Telex No.:   49608738 IBJ SFO
                                          Facsimile Number:  (415) 982-1917
                                          Telephone No.:  (415) 693-1831

Commitment                                THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LIMITED
$17,500,000

                                          By:    SHUICHI TAKENAKA
                                              -------------------------------
                                          Name:  Shuichi Takenaka
                                          Title:  Joint General Manager

                                          ADDRESS FOR NOTICES:

                                          444 South Flower Street
                                          Suite 3700
                                          Los Angeles, CA  90071
                                          Attention:  Tadashi Inaba
                                          Facsimile Number:  (213) 622-6908
                                          Telephone No.:  (213) 689-6345

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          444 South Flower Street
                                          Suite 3700
                                          Los Angeles, CA  90071
                                          Attention:  Diane Huynh
                                          Facsimile Number:  (213) 626-1067
                                          Telephone No.:  (213) 689-6245

                                          LETTER OF CREDIT PAYING OFFICE

                                          444 S. Flower Street
                                          Suite 3700
                                          Los Angeles, CA  90071
                                          Attention:  Diane Huynh/Ken Nakagawa
                                          Telex No.:  673558
                                          Facsimile Number:  (213) 626-1067
                                          Telephone No.:  (213) 689-6245/6241

Commitment                                THE SUMITOMO BANK, LIMITED
                                          SAN FRANCISCO BRANCH
$17,500,000
                                          By:     HERMAN WHITE, JR.
                                              --------------------------------
                                          Name:   Herman White, Jr.
                                          Title:   Vice President

                                          By:     KAZUAKI KAWAKATSU
                                              --------------------------------
                                          Name:   Kazuaki Kawakatsu
                                          Title:   General Manager

                                          ADDRESS FOR NOTICES:

                                          555 California Street
                                          Suite 3350
                                          San Francisco, CA  94104
                                          Attention:  Herman White
                                          Facsimile Number:  (415) 397-1475
                                          Telex No.:  496-10340 SUMIT SF
                                          Telephone No.:  (415) 616-3009

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          555 California Street
                                          Suite 3350
                                          San Francisco, CA  94104
                                          Attention:  Hiroko Kraus
                                          Facsimile Number:  (415) 397-1475
                                          Telex No.:  496-10340 SUMIT SF
                                          Telephone No.:  (415) 616-3000

                                          LETTER OF CREDIT PAYING OFFICE

                                          555 California Street, Suite 3350
                                          San Francisco, CA  94104
                                          Attention:  Herman White, Jr./
                                                      Hiroko Kraus
                                          Telex No.:   496-10340
                                          Facsimile Number:  (415) 397-1475
                                          Telephone No.:  (415) 616-3000

Commitment                                UNION BANK

$17,500,000                               By:    NAN BRUSATI-DIAS
                                              --------------------------------
                                          Name:  Nan Brusati-Dias
                                          Title:  Vice President & District
                                                  Manager

                                          ADDRESS FOR NOTICES:

                                          350 California Street
                                          National Banking  11th Floor
                                          San Francisco, CA  94104
                                          Attention:  Nan Brusati-Dias
                                          Facsimile Number:  (415) 705-7046
                                          Telex No.:   188316 UNION SF UT
                                          Telephone No.:  (415) 705-7050

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          350 California Street
                                          National Banking  11th Floor
                                          San Francisco, CA  94104
                                          Attention:  Robin Kirsch
                                          Facsimile Number:  (415) 705-7046
                                          Telex No.:   188316 UNION SF UT
                                          Telephone No.:  (415) 705-7057

                                          LETTER OF CREDIT PAYING OFFICE

                                          350 California Street, 11th Floor
                                          San Francisco, CA  94104
                                          Attention:  Robin Kirsch
                                          Telex No.:   188316 UNION SF UT
                                          Facsimile Number:  (415) 705-7046
                                          Telephone No.:  (415) 705-7057

Commitment                                UNION BANK OF SWITZERLAND

$17,500,000                               By:    THOMAS G. JACKSON
                                              --------------------------------
                                          Name:  Thomas G. Jackson
                                          Title:  First Vice President

                                          By:    ANDRES T. BROWN
                                              --------------------------------
                                          Name:  Andres T. Brown
                                          Title:  Vice President

                                          ADDRESS FOR NOTICES:

                                          Los Angeles Branch
                                          444 South Flower Street
                                          45th Floor
                                          Los Angeles, CA  90071
                                          Attention:  Andres T. Brown
                                          Facsimile Number:  (213) 489-0637
                                          Telephone No.:  (213) 489-0660

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          Los Angeles Branch
                                          444 South Flower Street
                                          45th Floor
                                          Los Angeles, CA  90071
                                          Attention:   Susan U. Beltran
                                                       Maggie Elower
                                          Facsimile Number:  (213) 489-0637
                                          Telex No.:  6831878 UBS LSA
                                          Telephone No.:  (213) 489-0675/0676

                                          LETTER OF CREDIT PAYING OFFICE

                                          299 Park Avenue
                                          New York, NY  10171-0026
                                          Attention:  Peter Grecol
                                                      Mary Turnbach
                                          Facsimile Number:  (212) 230-4814
                                          Telephone No.:  (212) 821-3220/3217

Commitment                                WELLS FARGO BANK, N.A.

$17,500,000                               By:    RALPH TURNER
                                               --------------------------------
                                          Name:  Ralph Turner
                                          Title:  Vice President

                                          ADDRESS FOR NOTICES:

                                          420 Montgomery, 9th Floor
                                          San Francisco, CA  94104
                                          Attention:  Ralph Turner
                                          Facsimile Number:  (415) 421-1352
                                          Telephone No.:  (415) 396-4932

                                          OFFSHORE AND DOMESTIC LENDING OFFICE

                                          420 Montgomery, 9th Floor
                                          San Francisco, CA  94104
                                          Attention:  Judi Steele
                                          Facsimile Number:  (415) 989-4319
                                          Telephone No.:  (415) 396-3807

                                          LETTER OF CREDIT PAYING OFFICE

                                          Trade Services Division
                                          525 Market Street, 25th Floor
                                          San Francisco, CA  94105
                                          Attention:  Bob Rubio
                                          Telex No.:   N/A
                                          Facsimile Number:  (415) 541-0299
                                          Telephone No.:  (415) 396-5391